Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. § 1350

We, Christopher Caldwell, the President and Chief Executive Officer of Concentrix Corporation (the “Company”), and Andre Valentine, the Chief Financial Officer of the Company, certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

(1) The Annual Report of the Company on Form 10-K for the period ended November 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Christopher Caldwell
Date: January 29, 2024	Christopher Caldwell President and Chief Executive Officer

/s/ Andre Valentine
Date: January 29, 2024	Andre Valentine Chief Financial Officer

The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.